UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 27, 2004

Date of Report (Date of Earliest Event Reported)

ESSENTIAL GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

0-32601	33-0597050
(Commission File Number)	(I.R.S. Employer Identification Number)

1325 Tri-State Parkway, Suite 300

Gurnee, Illinois 60031

(Address of principal executive offices, including zip code)

(847) 855-7676

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2004, Essential Group, Inc. (the “Company”) and its subsidiary, AmericasDoctor.com Coordinator Services, Inc., entered into a secured revolving credit agreement with Silicon Valley Bank (the “Credit Facility”). The Credit Facility permits a maximum borrowing capacity of $6.0 million and matures on September 27, 2006.

Amounts available under the Credit Facility are calculated as a percentage of the Company’s eligible receivables and are capped at $2.5 million through December 31, 2004. As of September 27, 2004, availability under the Credit Facility was capped at $2.5 million. Without the cap, the Company would have had an availability under the Credit Facility of $3.3 million. As of September 27, 2004, the Company had $410,139 of borrowings outstanding.

The Credit Facility requires the Company to pay minimum monthly interest of $3,500, even if no borrowings are outstanding. Borrowings under the Credit Facility are secured by substantially all of the Company’s assets. Among other restrictions, the Credit Facility includes certain restrictive covenants, including covenants related to indebtedness and asset acquisitions and dispositions and requires the Company to comply with a number of affirmative covenants related to the operation of its business, including financial covenants regarding a minimum ratio of assets to liabilities and a minimum tangible net worth. Under the Credit Facility, borrowings bear interest at prime plus 1.0%, subject to a minimum interest rate of 5.5% and the previously described minimum monthly interest requirement.

A copy of the Credit Facility and amendments to the Credit Facility are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 1.02. Termination of a Material Definitive Agreement.

On September 27, 2004, in connection with the Company’s entry into the Credit Facility described above, the Company terminated its existing secured revolving credit agreement with CapitalSource Finance LLC (the “CapitalSource Credit Agreement”). The Capital Source Credit Agreement permitted a maximum borrowing capacity of $6.0 million and was scheduled to terminate on February 20, 2007. Amounts available under the CapitalSource Credit Agreement depended on the amount of the Company’s eligible receivables. The CapitalSource Credit Agreement required the Company to pay an unused line fee of 0.5% per annum on the average daily-unused portion of the revolving loan. Borrowings under this agreement were secured by substantially all of the Company’s assets. Among other restrictions, the CapitalSource Credit Agreement included certain restrictive covenants, including covenants related to indebtedness, related party transactions and investment limitations and required the Company to comply with a number of affirmative covenants related to the operation of its business, including covenants related to minimum liquidity, EBITDA (as defined in the CapitalSource Credit Agreement) and fixed charge coverage ratio requirements, a limit on fixed charges, and a requirement that by January 1, 2005, holders of over one-third of its Series A-2 through A-6 preferred stock shall have waived their rights to, or otherwise agreed not to, redeem such stock until at least May 20, 2007. Under the CapitalSource Credit Agreement, borrowings bore interest at prime plus 2.0%, subject to a minimum interest rate of 7.5%. As a result of the Company’s termination of the CapitalSource Credit Agreement, the Company was required to pay CapitalSource Finance LLC a termination fee of $150,000 plus related interest and other expenses of $18,889.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Loan and Security Agreement, dated September 27, 2004, among Essential Group, Inc., AmericasDoctor.com Coordinator Services, Inc. and Silicon Valley Bank

10.2	Amendment No. 1 to Loan Documents, dated September 27, 2004, among Essential Group, Inc., AmericasDoctor.com Coordinator Services, Inc. and Silicon Valley Bank

10.3	Amendment No. 2 to Loan Documents, dated September 27, 2004, among Essential Group, Inc., AmericasDoctor.com Coordinator Services, Inc. and Silicon Valley Bank

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESSENTIAL GROUP, INC.

	By:	/s/ Dennis N. Cavender
Date: October 1, 2004		Dennis N. Cavender
Chief Financial Officer and Secretary

EXHIBIT INDEX

10.1	Loan and Security Agreement, dated September 27, 2004, among Essential Group, Inc., AmericasDoctor.com Coordinator Services, Inc. and Silicon Valley Bank

10.2	Amendment No. 1 to Loan Documents, dated September 27, 2004, among Essential Group, Inc., AmericasDoctor.com Coordinator Services, Inc. and Silicon Valley Bank

10.3	Amendment No. 2 to Loan Documents, dated September 27, 2004, among Essential Group, Inc., AmericasDoctor.com Coordinator Services, Inc. and Silicon Valley Bank